Exhibit 3.2

AMENDED AND RESTATED

B Y E - L A W S

of

ONEBEACON INSURANCE GROUP, LTD.

i

ii

iii

INTERPRETATION

1.             Interpretation

(1)           In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

“Act” means the Companies Act 1981 as amended from time to time;

“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws and the Act;

“Auditor” includes any individual, partnership, corporation, limited liability company or other entity;

“Board” means the board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

“Class A Common Shares” has the meaning set forth in Bye-law 54;

“Class B Common Shares” has the meaning set forth in Bye-law 54;

“Common Shares” has the meaning set forth in Bye-law 54;

“Company” means the company for which these Bye-laws are approved and confirmed;

“Controlled Class A Common Shares” has the meaning set forth in Bye-law 47;

“Director” means a director of the Company and shall include an Alternate Director;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

“Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with Bye-law 10, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen in good faith by the Board, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

“general meeting” means either an annual or a special meeting of the Members;

“Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

“notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

“Officer” means any person appointed by the Board to hold an office in the Company;

“Operative Date” shall mean the first date on which White Mountains ceases to own beneficially (excluding for such purposes Common Shares beneficially owned by White Mountains but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of White Mountains being a sponsor or advisor of a mutual or similar fund that beneficially owns Common Shares) Shares entitled to twenty percent (20%) or more of the total common equity ownership of the Company;

“person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust, fund or other enterprise;

“Preference Shares” has the meaning set forth in Bye-law 54;

“Purchase Notice” has the meaning set forth in Bye-law 10;

“Purchase Price” has the meaning set forth in Bye-law 10;

“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

“Register of Members” means the Register of Members referred to in these Bye-laws;

“Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

“Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

“Share” means a share issued, or to be issued, by the Company as the case may require and includes, without limitation the Common Shares and the Preference Shares; and

“White Mountains” means White Mountains Insurance Group, Ltd., a Bermuda exempted limited company, all successors to White Mountains Insurance Group, Ltd. by way of merger, consolidation, amalgamation or sale of all or substantially all of its assets or any comparable transaction or series of related transactions (including contractual arrangements) having the same effect, any individual, corporation, partnership, joint venture, limited liability company, or other entity owning one hundred percent (100%) of the outstanding voting shares of such successor, and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which White Mountains Insurance Group, Ltd. owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock or shares, voting power, partnership interests or similar ownership interests, but, unless expressly stated otherwise, shall not include the Company and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Company owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock or shares, voting power, partnership interests or similar ownership interests.

(2)           In these Bye-laws, where not inconsistent with the context:

(a)           words denoting the plural number include the singular number and vice versa;

(b)           words denoting the masculine gender include the feminine gender;

(c)           words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)           the word:

(i)            “may” shall be construed as permissive;

(ii)           “shall” shall be construed as imperative; and

(e)           unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)           Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, electronic mail, printing, lithography, photography and other modes of representing words in a visible form.

(4)           Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.             Management of the Company

(1)           The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all corporate and other powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting, and the business and affairs of the Company shall be so controlled by the Board. The Board may also present any petition and make any application in connection with the liquidation or reorganization of the Company.

(2)           No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board.

(3)           The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

3.             Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

4.             Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

5.             Power to authorize specific actions

The Board may from time to time and at any time authorize any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6.             Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

7.             Power to delegate to a committee

(1)           The Board may appoint committees from among its members to consist of not less than one (1) Director for each committee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified members at a meeting of such committee. The committees shall have such of the powers and authority of the Board in the management of the business and affairs of the Company as shall, from time to time, so be delegated to them by the Board.

(2)           The Board may appoint other committees to consist of such number of members as may be fixed by the Board, none of whom need be a member of the Board, and may prescribe the powers and authority of such committees.

(3)           Meetings and actions of Board committees and other committees of the Company shall be governed by, held and taken in accordance with these Bye-laws, with such changes in the context of those Bye-laws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may also be called by resolution of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Further, the Board or the committee may adopt rules for the governance of any committee not inconsistent with the provisions of these Bye-laws.

8.             Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.             Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.           Exercise of power to purchase shares of or discontinue the Company

(1)           The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2)           Without limiting the foregoing, subject to Section 42A of the Act, if the Board in its absolute and unfettered discretion determines that share ownership by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its Members, the Company will have the option, but not the obligation, to purchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) with immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Purchase Notice referred to below (the “Purchase Price”); provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). The Company will also be entitled to assign its purchase right to a third party, which party may be a Member. Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of Shares that the Company requires it to sell.

In the event that the Company or its assignee(s) determines to purchase any such Shares, the Company shall provide each Member concerned with written notice of such determination (a “Purchase Notice”) at least seven (7) calendar days prior to such purchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be purchased and the Purchase Price. The Company may revoke the Purchase Notice at any time before it (or its assignee(s)) pays for the Shares. Neither the Company nor its assignee(s) shall be obligated to give general notice to the Members of any intention to purchase or the conclusion of any purchase of Shares. The Board may authorize any person to sign, on behalf of any Member who is the subject of a Purchase Notice, an instrument of transfer relating to any of such Member’s Shares which the Company has an option to purchase. Payment of the Purchase Price by the Company or its assignee(s) shall be by wire transfer or certified check and made at a closing to be held no less than seven (7) calendar days after receipt of the Purchase Notice by the Member.

(3)           The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

11.           Election of Directors

(1)           The Board shall consist of not less than two Directors nor more than eighteen Directors with the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board or, for so long as White Mountains owns, directly or indirectly, Shares representing a majority of the voting power of the then issued and outstanding Shares, by resolution adopted by the affirmative vote of White Mountains.

(2)           The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. The first term of office of a Class I Director shall expire at the 2007 annual general meeting of the Members, the first term of office of a Class II Director shall expire at the 2008 annual general meeting of the Members and the first term of office of a Class III Director shall expire at the 2009 annual general meeting of the Members. At each succeeding annual general meeting beginning in 2007, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(3)           Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preference Shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special general meeting, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Board resolution creating such classes or series of Preference Shares and such directors so elected shall not be divided into classes pursuant to this Bye-law 11 unless expressly provided by such terms.

12.           Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13.           Notification of Nominations

Subject to the rights of the holders of any class or series of Preference Shares, nominations for the election of Directors may be made by the Board or by any Member entitled to vote for the election of Directors. Any Member entitled to vote for the election of Directors may nominate persons for election as Directors only if written notice of such Member’s intent to make such nomination is given, either by personal delivery or by mail, postage prepaid or any recognized overnight delivery service, to the Secretary of the Company (i) with respect to an election to be held at an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting is given or made available to Members, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Members. Each such notice shall set forth: (a) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (b) the class and number of Shares that are owned beneficially and of record by such Member; (c) a representation that the Member is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a representation as to whether such Member intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding Shares required to elect the nominee, or otherwise to solicit proxies from Members in support of such nomination; (e) a description of all arrangements or understandings between the Member and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(f) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had each such nominee been nominated, or intended to be nominated, by the Board; and (g) the consent of each such nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

14.           Alternate Directors

An individual may be appointed an Alternate Director by or in accordance with a resolution of the Members. Unless otherwise determined by the Board (and subject to such limitations as may be set by the Board), no Director shall have the right to appoint another person to act as his Alternate Director.

15.           Vacancies on the Board, Etc.

(1)           Except in the case of vacancies on the Board that under applicable law must be filled by the Members, any vacancy on the Board that results from an increase in the number of directors shall be filled (a) by a majority of the Board then in office, provided that a quorum is present or, (b) for so long as White Mountains owns, directly or indirectly, Shares representing a majority of the voting power of the then issued and outstanding Shares, by resolution adopted by the affirmative vote of White Mountains. Any other vacancy occurring in the Board shall be filled (a) by a majority of the directors then in office, even if less than a quorum or, (b) for so long as White Mountains owns, directly or indirectly, Shares representing a majority of the voting power of the then issued and outstanding Shares, by resolution adopted by the affirmative vote of White Mountains, or a sole remaining director and the Board shall have the power to appoint an Alternate Director for any Director appointed to fill a vacancy. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(2)           Directors may be removed only for cause at a general meeting of Members at which a quorum is present by the affirmative vote of at least a majority of the voting power of the shares entitled to vote, provided that notice of any such meeting convened for the purpose of removing a Director shall contain a statement to that effect and be given to such Director not less than 14 days before the general meeting and at such general meeting such Director shall be entitled to be heard on the motion for such Director’s removal. Any amendment to this Bye-law 15(2) requires the affirmative vote of at least two-thirds of the voting power of the shares entitled to vote.

16.           Notice of meetings of the Board; Adjournment

(1)           Notice of the time and place of each meeting of the Board, whether regular or special, shall be served upon or telephoned or mailed or telegraphed or emailed or transmitted by facsimile to each director at his residence or usual place of business, at least twenty-four (24) hours before the time fixed for the meeting.

(2)           A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

(3)           Notice of any meeting or any irregularity in any notice may be waived by any Director before the meeting is held. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting by such Director.

17.           Quorum at meetings of the Board

At all meetings of the Board, one half (1/2) of the Directors then in office (but not less than two (2) Directors) if present in person at such meeting shall be sufficient to constitute a quorum for a meeting of Directors.

18.           Meetings of the Board

(1)           All meetings of the Directors shall be held at the principal office of the Company or at such other place either within or without Bermuda as shall be designated by the Board.

(2)           The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(3)           Directors may participate in a meeting of the Board through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting of the Board by this means constitutes presence in person at such meeting.

(4)           Unless a greater number is otherwise expressly required by statute or these Bye-laws, every act or decision done or made by a majority of the Directors present at a meeting duly held, at which a quorum is present, shall be regarded as the act of the Board.

19.           Regular Board Meetings

The next meeting of the Board subsequent to the annual general meeting shall be held for the purpose of organizing the Board, electing officers and transacting such other business as may come before the meeting. Thereafter regular meetings of the Board shall be held at such time as may be designated by the Board. If the day fixed for any regular meeting shall fall on a holiday, the meeting shall take place on the next business day, unless otherwise determined by the Board.

20.           Special Board Meetings

Special meetings of the Board may be called by the Chairman of the Board, or by the President, or by any two (2) Directors.

21.           Chairman of meetings

The Chairman of the Board, or in the Chairman’s absence, any Director selected by the Directors present, shall preside as chairman at meetings of the Board.

22.           Unanimous written resolutions

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. For the purposes of this Bye-law, “Director” shall not include an Alternate Director.

23.           Contracts and disclosure of Directors’ interests

(1)           In addition to the provisions of Bye-law 80, any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director.

(2)           Subject to the provisions of Bye-law 80, a Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest.

(3)           Subject to the provisions of Bye-law 80, following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

24.           Remuneration of Directors

(1)           The remuneration (if any) of the Directors shall be as determined by the Directors and shall be deemed to accrue from day to day. The Directors shall also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

(2)           The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

25.           Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

OFFICERS

26.           Principal Officers

The principal Officers of the Company shall be such officers as the Board may determine. Any two or more of such officers, except those of President and Secretary, may be held by the same person except as prohibited by the Act. The Chairman of the Board need not be an executive officer of the Company.

27.           Other Officers

The Board (or, subject to any restrictions adopted by the Board, the Chairman of the Board, the Chief Executive Officer or the President) may appoint such other Officers as the conduct of the business of the Company may require, each of whom shall hold office for such period as the Board, the Chairman of the Board or the President may from time to time determine.

28.           Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

29.           Duties of Officers

Each Officer shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to him by the Board, or, if such Officer was appointed by the Chairman of the Board or the President, as may be delegated to him by either such person, from time to time.

30.           Election of principal Officers

Each principal Officer shall be elected annually by the Board at its organization meeting after the annual general meeting, or any subsequent meeting of the Board, and (subject to the power of removal by the Board) shall hold office until a successor is elected and qualified or until the officer’s death, resignation, disqualification or removal.

31.           Removal

Any Officer may be removed either with or without cause by the Board (or, subject to any restrictions adopted by the Board, the Chairman of the Board, the Chief Executive Officer or the President). Upon removal of an Officer, such office shall be deemed vacant.

MINUTES

32.           Obligations of Board to keep minutes

(1)           The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)           of all elections and appointments of Officers;

(b)           of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)           all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

(2)           Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

33.           Right to Indemnification

(1)           The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

(2)           The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

(3)           All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 33(l) in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to this Bye-law.

(4)           The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this Bye-law shall not adversely affect any right or protection existing at the time of such repeal or modification.

34.           Waiver of claims

The Company and each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer, and no Director or Officer shall have any liability for monetary damages, on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

35.           Indemnification of Employees

The Board may provide indemnification and advancement of expenses to the employees of the Company for their acts or omissions as the Board may, from time to time, determine.

MEMBERS MEETINGS

36.           Place of Meeting

All meetings of Members shall be held either at the principal office of the Company or at any other place within or without Bermuda as may be designated by the Board.

37.           Annual Meeting

(1)           The annual general meeting shall be held on such date, at such time and at such place as shall be designated by the Board and any annual general meeting may be adjourned as provided by law or pursuant to these Bye-laws. At each annual general meeting there shall be elected Directors to serve for the designated term, and such other business shall be transacted as shall properly come before the meeting.

(2)           Any business properly brought before an annual general meeting of the Members of the Company may be transacted at such meeting.

38.           Business to be conducted at Meetings

(1)           Subject to the Act, to be properly brought before a general meeting, business must be specified in the notice of the meeting (or any supplement thereto). Only business which the Board has concluded can be properly brought before a general meeting of Members in accordance with these Bye-laws and applicable law shall be conducted at such meeting, and the chairman of such meeting may refuse to permit any business to be brought before such meeting which has not been properly brought before it in accordance with these Bye-laws and applicable law.

(2)           In addition to any rights of Members under the Act, other business (except for nomination of Directors) may be proposed to be brought before any annual general meeting of the Company, or any special general meeting of the Company by any person who: (a) is a Member and is entitled to attend and vote at such meeting; and (b) if written notice of such Member’s intent to make such proposal is given, either by personal delivery or by mail, postage prepaid or any recognized overnight delivery service, to the Secretary of the Company (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual general meeting or not later than 10 days after the date that the annual general meeting is first given to Members, whichever date is earlier, or (ii) in the case of a special general meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to Members.

(3)           To be in proper written form, a notice given to the Secretary pursuant to Bye-law 38(2) must set forth as to each matter such Member proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and record address of such Member, (iii) the Class or series and number of Shares which are registered in the name of such Member, (iv) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, (v) a representation that such Member intends to appear in person or by representative at the general meeting to bring such business before the general meeting, and (vi) a representation as to whether such Member or beneficial owner intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding Shares required to approve or adopt the business proposal, or otherwise to solicit proxies from Members in support of such proposal.

39.           Notice of general meeting

Notice of each general meeting, whether annual or special, shall be given in writing to the Members entitled to vote thereat, not less than then five (5) days before such meeting. Notice of any meeting of Members shall specify the place, the day, and the hour of the meeting, as well as the general nature of the business to be transacted. A notice may be given by the Company to any Member either personally or by mail or other means of written communication addressed to the Member at his address appearing on the Register of Members.

40.           Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

41.           Call of special general meeting

(1)           Special general meetings for any purpose or purposes may be called only (i) by the Chairman of the Board; (ii) by the President; (iii) by a majority of the entire Board; (iv) a Member or Members representing a majority of the voting power of the issued and outstanding Shares or (v) as required by the Act.

(2)           Only such business as is specified in the notice of any special general meeting shall come before such meeting.

42.           Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

43.           Quorum for general meeting

The presence of a Member or Members representing, in person or by proxy, not less than a majority of the voting power represented by the shares entitled to vote thereat shall constitute a quorum for the transaction of business at any general meeting.

44.           Adjournment of meetings

(1)           Any general meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power represented by the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting.

(2)           When any general meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time and place are announced at a meeting at which the adjournment occurs, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each Member of record entitled to vote at the adjourned meeting in accordance with the provisions of Bye-law 39. At any adjourned meeting the Company may transact any business that might have been transacted at the original meeting.

45.           Written resolutions

Subject to applicable law, no action required to be taken, or which may be taken, at any annual or special general meeting may be taken without a meeting, and the Members shall have no power to consent in writing, without a meeting, to the taking of any action.

46.           Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

47.           Limitation on voting rights of Controlled Shares

(1)           Every Member of record owning shares conferring the right to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Member’s name, provided that, if and so long as the votes conferred by the Controlled Class A Common Shares of any person, other than White Mountains, would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at an election of Directors, the votes conferred by the Controlled Class A Common Shares of such person shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Class A Common Shares of such person shall constitute 9.5% of the total voting power of all of the shares entitled to vote generally at any election of Directors.

“Controlled Class A Common Shares” in reference to any person other than White Mountains means:

(i)            all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America, hereinafter referred to as the “Code”; and

(ii)           all shares of the Company directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of the United States of America and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to any person (or any group that includes any person) that the Board, by an affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

In determining the reduction in votes conferred by Controlled Class A Common Shares pursuant to this Bye-law 47(1), the reduction in the vote conferred by the Controlled Class A Common Shares of any person shall be effected proportionately among all the Controlled Class A Common Shares of such person; provided, however, that if a Member owns Controlled Class A Common Shares directly and is also deemed to own Controlled Class A Common Shares by the application of Section 958 of the Code, the reduction in votes conferred by Controlled Class A Common Shares of such Member shall first be effected by reducing the votes conferred on the Controlled Class A Common Shares held directly by such Member to the extent that so doing does not cause any person to be treated as a 9.5% U.S. Member and any remaining reduction in votes shall then be conferred proportionately among the Controlled Class A Common Shares deemed to be held by such Member through the application of Section 958 of the Code; provided, however, that no Controlled Class A Common Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% U.S. Member. In the event that the aggregate reductions required by this Byelaw 47(1) result in less than 100 percent of the voting power of the Shares being entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the Class A Common Shares held by the Members, proportionately, based on the number of Class A Common Shares held by each Member; provided, however, that votes shall not be conferred on the Class A Common Shares of a Member to the extent that any U.S. person would be considered a 9.5% U.S. Member.

Upon written notification by a Member to the Board, the number of votes conferred by the total number of shares held by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion) so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement or voting threshold or limitation that may be applicable to such Member or to evidence that such person’s voting power is no greater than such threshold.

Notwithstanding anything to the contrary in this Bye-law 47(1), the votes conferred by the Controlled Class A Common Shares of any person shall not exceed such amount as would result in any U.S. person that owns shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.5% (or the lower percentage designated by a Member pursuant to Bye-law 47(1) hereof) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors.

The Board shall implement the foregoing in the manner set forth in this Bye-law 47(1). In addition to any other provision of this Bye-law 47(1), any shares shall not carry rights to vote, or shall have reduced voting rights, to the extent that the Board reasonably determines in good faith that it is necessary that such shares should not carry the right to vote or should have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any Member or its affiliates; provided, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Members (to the extent possible under the circumstances).

For the purposes of this Bye-law 47, “person” shall mean any individual, firm, partnership, corporation, association, or other entity, or any “group” of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of the United States of America and the rules and regulations thereunder.

(2)           Notwithstanding the foregoing provisions of this Bye-law 47, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that they consider fair and reasonable in all the circumstances to ensure that such votes represent less than 9.5% (or the percentage designated by a Member pursuant to paragraph (1) of this Bye-law 47) of the aggregate voting power of the votes conferred by all the issued shares of the Company.

(3)  (a)  The Board shall have the authority to request in writing from any Member, and such Member shall provide in writing, such information as the Board may reasonably request for the purpose of determining whether any Member’s voting rights are to be adjusted pursuant to these Bye-laws or to effect the purposes of Bye-law 10; provided, however, that any Member which has, or any Member whose parent has, a class of equity securities registered under the Securities Exchange Act of 1934 shall not be required to provide any information as to the holders of shares of such class of equity securities of such Member (other than officers and employees of such Member, related parties to such officers, persons owning a 5% or greater ownership interest in such Member and employees and any other shareholder of which such Member has knowledge). If such Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole discretion determine that such Member’s shares shall carry reduced voting rights or no voting rights until otherwise determined by the Board in its absolute discretion.

(b)           Each Member shall deliver notice to the Company within ten days following the date that such Member acquires actual knowledge that it is a U.S. person that owns, directly or indirectly, Controlled Class A Common Shares in excess of 9.5% or more of the Company or its subsidiaries.

(c)           Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any loss or damages resulting from such Member’s submission of incomplete or inaccurate information in response to a request under Bye-law 47(3)(a) provided such Member made a good faith effort to provide the information requested, except to the extent otherwise provided by these Bye-laws.

(d)           Any information provided by a Member to the Company pursuant to this Bye-law 47(3) or, for the purposes of making the analysis required by Bye-law 10 or 47, shall be deemed confidential information (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by this Bye-law 47(3), Bye-law 10 or Bye-law 47 (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by applicable law or regulation to be provided to the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations or advise the Company in accordance with the purposes of the relevant Bye-laws, (iii) to officers and employees of the Company or (iv) as otherwise required by law or regulation.

(e)           The Company may rely exclusively on the analysis, deliberation, reports and other communications of those persons specified in (i)-(iii) of Bye-law 47(3)(d) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to, implementing Bye-law 10 or 47.

48.           Voting at meetings

(1)           Unless a different number is otherwise expressly required by statute (without modification of these Bye-laws) or these Bye-laws, every act or decision (including any act or resolution regarding any amalgamation, scheme of arrangement, merger, consolidation or sale or transfer of assets that has been approved by the affirmative vote of at least two-thirds of the entire Board) done or made by a majority of the voting power held by the Members present in person or by proxy at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the Members. At any election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, at such election shall be deemed elected.

(2)           No Member shall be entitled to vote at any general meeting unless he or she is a Member on the record date for such meeting.

(3)           No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive. Notwithstanding the foregoing, however, the Chairman of the general meeting may, in his discretion, whether or not an objection has been raised, and if the Chairman considers that such action is necessary to determine accurately the vote count, defer until after the conclusion of the general meeting a decision as to the proper application of Bye-law 47 to any vote at such meeting. If the decision has been so deferred, then the Chairman of the general meeting or, failing such decision within ninety (90) days of the general meeting, the Board, shall make such decision and such decision shall be final and conclusive.

49.           Presiding Officer

The Chairman of the Board, the President, or another person selected by the Board shall act as chairman of general meetings. The Secretary of the Company, or, in the Secretary’s absence, an Assistant Secretary of the Company, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

50.           Conduct of meeting; Decision of chairman

(1)           The chairman shall conduct each general meeting in a manner consistent with the Act and these Bye-laws, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman’s rulings on procedural matters shall be conclusive and binding on all Members, unless at the time of such ruling a request for a vote on the ruling is made by a Member entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such Members shall be conclusive and binding on all Members.

(2)           At any general meeting if an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(3)           At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

51.           Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

52.           Proxies

Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Member and filed with the Secretary. Any proxy duly executed shall continue in full force and effect unless revoked by the person executing it by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by such Member presented to the meeting or by attendance at a meeting and voting in person by such Member. However, no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

53.           Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any general meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

54.           Rights of shares

(1)           At the date these Bye-laws become effective, the total share capital of Company is $4,800,000, divided into 400,000,000 Common Shares, consisting of 200,000,000 Class A Common Shares par value $0.01 (the “Class A Common Shares”) and 200,000,000 Class B Common Shares par value $0.01 (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”), and 80,000,000 Preference Shares par value $0.01 (the “Preference Shares”).

(2)           The holders of Class A Common Shares shall, subject to the provisions of these Bye-laws:

(a)           be entitled (subject to Bye-law 47) to one vote per share;

(b)           be entitled to such dividends as the Board may from time to time declare;

(c)           in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)           generally be entitled to enjoy all of the rights attaching to shares.

(3)           The holders of Class B Common Shares shall, subject to the provisions of these Bye-laws:

(a)           be entitled to all rights attaching to the Class A Common Shares except that each Class B Common Share entitles the holder thereof to ten votes per Class B Common Share on all matters submitted to a vote of the Members; and

(b)           Class B Common Shares may only be issued to and owned by White Mountains. At any time, White Mountains shall have the right to convert any or all of its Class B Common Shares to Class A Common Shares. Upon any sale or other disposition by White Mountains of Class B Common Shares to any person other than White Mountains, such Class B Common Shares shall automatically convert into Class A Common Shares. In addition, on the Operative Date, all issued and outstanding Class B Common Shares shall automatically convert into Class A Common Shares, and thereafter the Company shall not have the power to issue additional Class B Common Shares.

(4)           The Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine; provided that, except as specified in paragraph (4)(d) below, no class of Shares other than Class B Common Shares shall entitle its holder to more than one vote per share. The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           The number of shares constituting that series and the distinctive designation of that series; which number the Board may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

(b)           restrictions on the issuance of shares of the same series or of any other class or series;

(c)           The dividend rate on the shares of that series, any conditions upon which such dividends will be paid, the dates or method of determining the dates upon which such dividends will be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, which shall not be disproportionate to the economic interest in the equity of the Company represented by such series and which shall not in any event exceed the greater of one vote per share or, in the case of Shares convertible into Common Shares, one vote per Common Share equivalent;

(e)           Whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(f)            Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(g)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(h)           The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

(i)            The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

(j)            Any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

55.           Power to issue shares

(1)           The issuance of any authorized Common Shares or Preference Shares and any other actions permitted to be taken by the Board pursuant to Bye-law 54 must be authorized by the affirmative vote of at least a majority of the entire Board.

(2)           Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

56.           Variation of rights, alteration of share capital and purchase of shares of the Company

(1)           If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class, at which a quorum consisting of a Member or Members holding or representing one-third of the issued shares of that class is present, in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any other class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2)           The Company may from time to time if authorized by resolution of the Members change the currency denomination of, increase, alter, divide, subdivide, consolidate or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(3)           The Company may from time to time, acting through the Board, purchase its own shares in accordance with the provisions of Section 42A of the Act.

57.           Registered holder of shares

(1)           The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2)           Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

58.           Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

59.           Share certificates

(1)           Share certificates shall be in such form as shall be required by law and as shall be approved by the Board. Each certificate shall have the corporate seal affixed thereto by impression or in facsimile and shall be signed by the Chairman of the Board, the President, or any Vice President, and countersigned by the Secretary or any Assistant Secretary; provided that certificates may be signed, countersigned or authenticated by facsimile signatures as provided by law.

(2)           Except as provided in this Bye-law 59, new certificates for shares shall not be issued to replace an old certificate unless the latter is surrendered to the Company and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Company secured by a bond or other adequate security which the Board deems sufficient to protect the Company against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

RECORD DATES

60.           Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)           determining the Members entitled to receive any dividend; and

(b)           determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

61.           Instrument of transfer

(1)           An instrument of transfer shall be in such common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and the transferee. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2)           The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.           Restriction on transfer

(1)           The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2)           If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.           Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

64.           Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

65.           Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer satisfactory to the Board. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

66.           Declaration of dividends by the Board

Subject to the rights attaching to, or the terms of issue of, any Class of Shares, the Act and the other provisions of these Bye-Laws, including Bye-law 54(3), the Board may authorize dividends in cash or shares or a combination thereof by the Company at times, and of amounts, and to any Members, as it thinks fit and may do everything which is necessary or expedient to give effect to any such dividend.

67.           Unclaimed Dividends

Any dividend or other monies payable in respect of a share which has remained unclaimed for 5 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

68.           Undelivered Payments

The Company shall be entitled to cease sending dividend payments and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

69.           Interest on Dividends

No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

70.           Issue of bonus shares

The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares to the Members.

FISCAL YEAR

71.           Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDIT

72.           Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

73.           Remuneration of Auditor

The Board may fix the remuneration of the Auditor as it may determine.

NOTICES

74.           Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for that purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

75.           Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

76.           Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

CERTAIN SUBSIDIARIES

77.           Certain Subsidiaries

(1)           With respect to any subsidiary of the Company designated by the Board (a “Designated Company”), (i) the Members of the Company by resolution in general meeting shall designate the persons who are to be elected pursuant to the following paragraph as the board of directors of each such Designated Company (the “Designated Company Directors”), (ii) the Members of the Company by resolution in general meeting shall designate the persons who are to be removed pursuant to the following paragraph as directors of such Designated Company (the “Removed Designated Company Directors”) and (iii) in the event of a vacancy on the board of directors of a Designated Company (including any vacancy resulting from a requirement to appoint additional directors in compliance with laws of the jurisdiction in which such Designated Company is organized), such vacancy shall be filled on an interim basis (A) by appointment by the existing board of directors of such Designated Company or (B) if such an appointment is not possible, then by the Board acting on behalf of the Company (any such interim director, an “Interim Designated Company Director”). With respect to any vacancy filled by the appointment of an Interim Designated Company Director in accordance with clause (iii) of the preceding sentence, the Members of the Company, by resolution at the first general meeting of the Company following the appointment of such Interim Designated Company Director, shall designate the person who is to be elected pursuant to the following paragraph as a Designated Company Director to fill such vacancy on a permanent basis.

Notwithstanding the general powers of the Board set out in Bye-law 2(1), the Board shall cause the Company to vote all shares owned by the Company in each Designated Company, or if such shares are owned by a subsidiary of the Company, the Board shall cause such subsidiary to vote such shares (i) to elect the Designated Company Directors as the directors of such Designated Company, to remove the Removed Designated Company Directors as directors of such Designated Company and to appoint the Interim Designated Company Directors, if any, as interim directors of such Designated Company. The Company shall enter into agreements with each such Designated Company to effectuate or implement this Bye-law 77(1) and take such other actions as are necessary to effectuate or implement this Bye-law 77(1).

SEAL OF THE COMPANY

78.           The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda. The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

79.           Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

RELATIONSHIP WITH WHITE MOUNTAINS

80.           Relationship with White Mountains

(1)           Corporate Opportunity. The provisions of this Bye-law 80(1) are set forth to regulate and define the conduct of certain affairs of the Company as they may involve White Mountains and its officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors, employees and shareholders in connection therewith:

(a)           Subject to any express contractual provisions to the contrary, White Mountains shall have the right to, and shall have no duty not to: (i) engage in the same or similar business activities or lines of business as the Company, (ii) do business with any client or customer of the Company and (iii) employ or otherwise engage any officer, director or employee of the Company; and, in each case, neither White Mountains nor any officer, director, or employee thereof (except as provided in paragraph (b) of this Bye-law 80(1)) shall be liable to the Company or its Members for breach of any fiduciary duty by reason of any such activities of White Mountains or of such person’s participation therein. In the event that White Mountains acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both White Mountains and the Company, White Mountains shall have no duty to communicate or present such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member of the Company by reason of the fact that White Mountains pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Company.

(b)           In the event that an officer, director or employee of the Company who is also an officer, director or employee of White Mountains acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and White Mountains, such officer, director or employee of the Company, to the fullest extent permitted by applicable law, (i) shall have fully satisfied and fulfilled such person’s fiduciary duty to the Company with respect to such corporate opportunity, (ii) shall not be liable to the Company or its Members for breach of any fiduciary duty, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Company for the purposes of Bye-law 33 and the other provisions of these Bye-laws and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Company or the Members or to have derived an improper personal economic gain therefrom for the purposes of Bye-law 33 and the other provisions of these Bye-laws, if such director or officer acts in good faith in a manner consistent with the following policy:

(i)            a corporate opportunity offered to any person who is an officer or employee of both the Company and White Mountains shall belong to White Mountains unless such opportunity is expressly offered to such person solely in his or her capacity as an officer or employee of the Company, in which case such opportunity shall belong to the Company;

(ii)           a corporate opportunity offered to any person who is an officer or employee of the Company and who is also a director but not an officer or employee of White Mountains shall belong to the Company, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of White Mountains, in which case such opportunity shall belong to White Mountains;

(iii)          a corporate opportunity offered to any person who is a director but not an officer of the Company and who is also a director or officer of White Mountains shall belong to White Mountains, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company, in which case such opportunity shall belong to the Company; and

(c)           For the purposes of this Bye-law 80(1), “corporate opportunities” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and with respect to which, the interest of White Mountains or its officers or directors could be brought into conflict with that of the Company;

(d)           Any person or entity purchasing or otherwise acquiring any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Bye-law 80(1);

(e)           If any contract, agreement, arrangement or transaction between the Company and White Mountains involves a corporate opportunity and is approved in a manner consistent with the principles set forth in Bye-law 80(2) of these Bye-laws, White Mountains and its officers, directors, and employees shall also for the purposes of this Bye-law 80(1) and the other provisions of these Bye-laws, to the fullest extent permitted by applicable law, (i) have fully satisfied and fulfilled their fiduciary duties to the Company and its Members, (ii) not be liable to the Company for breach of duty by reason of entering into, performance or consummation of any such contract, agreement, arrangement or transaction,

(iii) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Company and (iv) be deemed not to have breached their duties of loyalty to the Company and the Members and not to have derived an improper personal economic benefit therefrom. The fact that any such contract, agreement, arrangement or transaction involving a corporate opportunity is approved in a manner inconsistent with the principles set forth in Bye-law 80(2) of these Bye-laws shall not be evidence of any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Company or derivation of any improper personal benefit;

(f)            Notwithstanding anything in these Bye-laws to the contrary and in addition to any vote of the Board required by these Bye-laws or the Act, until the occurrence of the Operative Date, the affirmative vote of at least a majority of the votes of all the Common Shares then outstanding entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Bye-law 80(1).

(2)           Transactions with White Mountains. In anticipation that the Company and White Mountains may enter into contracts or otherwise transact business with each other and that the Company may derive benefits therefrom, the provisions of this Bye-law 80(2) are set forth to regulate and define certain contractual relations and other business relations of the Company as they may involve White Mountains, and the powers, rights, duties and liabilities of the Company in connection therewith. The provisions of this Bye-law 80(2) are in addition to, and not in limitation of, the provisions of the Act and the other provisions of these Bye-laws. The fact that any contract or business relation is inconsistent with the principles set forth in this Bye-law 80(2) shall not by reason thereof be deemed void or voidable or be evidence of any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Company or derivation of any improper personal economic gain.

(a)           No contract, agreement, arrangement or transaction between the Company and White Mountains shall be void or voidable solely for the reason that White Mountains is a party thereto, and White Mountains (i) shall have fully satisfied and fulfilled its fiduciary duties to the Company and its Members with respect thereto, (ii) shall not be liable to the Company or its Members for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (iii) shall be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of the Company for purposes of Bye-law 33 and the other provisions of these Bye-laws and (iv) shall be deemed not to have breached its duties of loyalty to the Company and its Members and not to have received an improper personal economic gain therefrom for the purposes of Bye-law 33 and the other provisions of these Bye-laws, if:

(i)            the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of those disinterested directors voting on the matter, even though the disinterested directors voting on the matter be less than a quorum;

(ii)           the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of Common Shares entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the votes represented by the Common Shares then outstanding and entitled to be cast thereon, except shares that are beneficially owned or the voting of which is controlled by White Mountains; or

(iii)          the transaction, judged according to the circumstances at the time of the commitment, is established to have been fair to the Company.

(b)           Directors of the Company who are also directors or officers of White Mountains may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract, agreement, arrangement or transaction. Common Shares owned by White Mountains may be counted in determining the presence of a quorum at a meeting of Members that authorizes the contract, agreement, arrangement or transaction.

(c)           Any person or entity purchasing or otherwise acquiring any interest in any Shares of the Company will be deemed to have notice of and to have consented to the provisions of this Bye-law 80(2).

(d)           For purposes of this Bye-law 80(2), any contract, agreement, arrangement or transaction with any officer, director or employee of White Mountains or their affiliates, shall be deemed to be a contract, agreement, arrangement or transaction with White Mountains.

(e)           Notwithstanding anything in these Bye-laws to the contrary and in addition to any vote of the Board required by these Bye-laws or the Act, until the occurrence of the Operative Date, the affirmative vote of at least a majority of the votes represented by the then outstanding Common Shares entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Bye-law 80(2).

(3)           Approval Rights of Class B Common Shares. Prior to the Operative Date, the Company shall not, without the prior consent of the holders of not less than a majority of the Class B Common Shares then outstanding, permit any of the following to occur:

(a)           any consolidation, merger or amalgamation of the Company with or into any person or of any person with or into the Company or any other transactions or contractual arrangements of similar effect (other than a merger or consolidation of the Company with or into a wholly owned subsidiary of the Company);

(b)           any merger, consolidation or amalgamation of any subsidiary of the Company with or into any person or of any person with or into any of the Company or any comparable transactions or series of related transactions (other than a merger, consolidation or amalgamation of a subsidiary of the Company with or into a wholly owned subsidiary of the Company); and

(c)           any sale, lease, exchange or other disposition or any acquisition (in each case by way of merger or consolidation, acquisition of shares or stock, reinsurance or other contractual arrangements, other securities or assets, or otherwise), in each case by the Company or any subsidiary of the Company, directly or indirectly in a single transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $25 million (other than acquisitions, dispositions and transfers of securities pursuant to portfolio investment decisions in the ordinary course of business and transactions to which the Company and one or more wholly owned Subsidiaries of the Company are the only parties).

(4)           Neither the alteration, amendment, termination or repeal of this Bye-law 80 nor the adoption of any provision inconsistent with this Bye-law 80 shall eliminate or reduce the effect of this Bye-law 80 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Bye-law 80, would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption. The fact that any contract, agreement, arrangement or transaction involving a corporate opportunity is approved or allocated in a manner inconsistent with this Bye-law 80 shall not be evidence of any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Company or derivation of any improper personal economic gain.

ALTERATION OF BYE-LAWS

81.           Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved both by a resolution of the Board and by a resolution of the Members, provided that, if under applicable law, action by the Board would be sufficient to amend a Bye-law (in the absence of this sentence), then only a resolution of the Board shall be required to amend such Bye-law.

Notwithstanding any other provision of these Bye-laws, the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of, Bye-laws 10(2), 11, 15, 34, 41, 47, 48(3) and 55;  the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of Bye-law 15(2); and, prior to the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of Bye-law 54, 80 or 81.